                                                                                                                                                                                                                                                                      Exhibit 99.12

It is obvious that the parties wish to terminate this relationship, and we are prepared to consider your wishes but, only on a fair and equitable basis. I look forward to speaking with either you or your representatives, as soon as possible, to amicably resolve this matter

Yours truly,

Barry H. Platnick

cc: Mr. Thomas Costabile